                                                                     EXHIBIT 99.9

================================================================================

WARRANT AGREEMENT

Between

INTEGRATED ORTHOPAEDICS, INC.

And

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

Dated as of December 19, 2000

================================================================================

SECTION 1.       Definitions; Accounting Terms and Determinations 1

         1.01.    Definitions 1

         1.02.    Accounting Terms and Determinations 1

SECTION 2.            Appointment of Warrant Agent 4

         2.01.    Appointment of Warrant Agent 4

SECTION 3.            Issuance of Warrants 4

         3.01.    Warrant Certificates 4

         3.02.    Registration and Countersignature 5

SECTION 4.            Execution of Warrant Certificates 5

SECTION 5.            Registration of Transfers and Exchanges 5

         5.01.    Transfer and Exchange of Warrants 5

         5.02.    Legends 6

         5.03.    Obligations with Respect to Transfers and Exchanges of Warrants 7

SECTION 6.            Adjustments 7

         6.01.    Dividends, Distributions and Purchases 7

         6.02.    Subdivisions and Combinations 8

         6.03.    Issuance of Common Stock 8

         6.04.    Issuance of other Securities, Rights or Obligation 9

         6.05.    Superseding Adjustment 9

         6.06.    Other Provisions Applicable to Adjustments under this Section 6 10

         6.07.    Merger, Consolidation or Disposition of Assets 11

         6.08.    Other Action Affecting Common Stock 11

         6.09.    Notices of Adjustments 11

         6.10.    Notice of Certain Corporate Action 12

SECTION 7.            Holder's Rights 12

         7.01.    Taxes  12

         7.02.    Mutilated or Missing Warrant Certificates 13

SECTION 8.            Other Covenants of Issuer 13

         8.01.    Conflicting Agreements 13

         8.02.    Reservation of Shares 13

SECTION 9.            Warrant Agent 13

         9.01.    Merger, Consolidation or Change of Name of Warrant Agent 13

         9.02.    Warrant Agent's Right and Responsibilities 14

         9.03.    Resignation and Removal of Warrant Agent; Appointment of Successor 15

SECTION 10.           Miscellaneous 16

         10.01.   Notices to Issuer and Warrant Agent 16

         10.02.   Supplements and Amendments 17

         10.03.   Successors 17

         10.04.   Termination 17

         10.05.   Governing Law 17

         10.06.   Benefits of This Agreement 17

                                WARRANT AGREEMENT

         This Warrant Agreement (this "Agreement") is made and entered into as of December 19, 2000, by and between Integrated Orthopaedics, Inc., a corporation duly organized and validly existing under the laws of the State of

Texas (the "Issuer"), and Continental Stock Transfer & Trust Company, a New York

corporation, as warrant agent (together with any and all successors appointed in accordance with this Agreement, the "Warrant Agent").

         WHEREAS, on November 21, 2000 the Board (hereinafter defined) of the

Issuer declared a dividend of warrants to the holders of its Common Stock

(hereinafter defined), whereby each holder of the Common Stock would receive a warrant to purchase one Stock Unit for each share of Common Stock such holder owned on December 1, 2000 (the "Record Date"; and each holder of Common Stock on such date, a "Record Shareholder") on terms more fully set forth in this

Agreement;

         WHEREAS, the Issuer desires the Warrant Agent to act on behalf of the

Issuer, and the Warrant Agent is willing so to act, in connection with the issuance of the Warrant Certificates (hereinafter defined) and other matters as provided herein.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth and for the purposes of defining the relative rights and obligations of the Issuer, the Warrant Agent and the Holders, the parties hereto, agree as follows:

         SECTION 1. Definitions; Accounting Terms and Determinations.

         1.01. Definitions. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

         "Affiliate" shall mean, with respect to a specified Person, another

Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

         "Board" shall mean the Board of Directors of Issuer.

         "Business Day" shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

         "Commission" shall mean the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the

Securities Act and/or the Exchange Act.

         "Common Stock" shall mean the Common Stock of the Issuer, par value

$0.001 per share, or any other common stock or other securities receivable thereon, or into which the Common Stock is convertible or exchangeable, as a result of any recapitalization, reclassification, merger or consolidation of, or disposition of assets by, the Issuer.

         "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a

Person, whether through the ability to exercise voting power, by contract or otherwise. "Controls" and "Controlled" shall have meanings correlative thereto.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the

Commission thereunder, all as the same shall be in effect at the time.

         "Excluded Securities" shall mean, collectively, (i) shares of Common

Stock to be issued to the stockholders of PowerBrief in the Merger pursuant to the terms of the Merger Agreement, (ii) the Merger Warrants, (iii) shares of

Common Stock to be issued upon the exercise of the Merger Warrants, (iv) shares of Common Stock issued pursuant to Section 2.1(a)(iii) of the Merger Agreement to adjust the percentage ownership of the Issuer after the Merger among the pre-Merger shareholders of the Issuer, on the one hand, and the pre-Merger stockholders of PowerBrief, on the other hand, (v) shares of Common Stock issuable upon the exercise of any outstanding options or warrants to purchase

Common Stock outstanding on the date of this Agreement, (vi) any shares of

Common Stock issuable upon the exercise of any options or warrants to purchase common stock of PowerBrief, the obligations of which are assumed by the Issuer in the Merger pursuant to the Merger Agreement, (vii) if the Merger is consummated, any other grant of warrants, options or other rights to purchase,

or the sale or issuance of, shares of Common Stock under any compensatory equity incentive plan, employee benefit plan or other compensatory plan or agreement

(including any such plan or agreement entered into with any director or consultant) that is approved by the Board, provided that, such warrants, options or other rights to purchase, or the sale or issuance of, shares of Common Stock,

granted or issued within one year after the effective date of the Merger to

Persons that were employees of PowerBrief on July 31, 2000 shall require unanimous approval of the Board, (viii) any Common Stock issued upon the exercise or conversion of options, rights or securities (A) for which an adjustment has already been made pursuant to Section 6.04 or (B) that otherwise satisfy this definition of Excluded Securities, (ix) if the Merger is consummated, a combination of shares of Common Stock and/or options, rights or securities convertible into, or exercisable for shares of Common Stock up to an aggregate amount equal to five percent (5%) of the shares of Common Stock outstanding immediately after the effective time of the Merger (as adjusted for any stock split, reverse stock split or other combination resulting in a larger or smaller number of shares of Common Stock), excluding any shares held in escrow pursuant to Section 2.17 of the Merger Agreement, issued to Persons with which the Issuer has business relationships, provided that such issuances described in this clause (ix) are (A) for strategic purposes, such as advertising, outsourcing or licensing arrangements with any customer, supplier or other provider of products or services; (B) not primarily for equity financing purposes and (C) approved by the Board, (x) if the Merger is consummated, any other issuance of Common Stock and/or options, rights or securities convertible into, or exercisable for, Common Stock, provided that the

Board unanimously approves the issuance of such securities and resolves that such issuance is to be made without any adjustment in Section 6, and provided that the Board, at the time of such approval, consists of (A) at least one member of the Board as constituted immediately before the Merger or (B) at least one member who is an Affiliate of FW integrated Orthopaedics Investors, L.P. or

FW Integrated Orthopaedics Investors II, L.P., and (xi) any issuance, to holders of Common Stock, of Common Stock, or securities that are exercisable or convertible into or

exchangeable for Common Stock, without consideration (a "Without Consideration

Issuance"), if the Holders of the Warrants also receive a number of shares of

Common Stock or a number or amount of such exercisable, convertible or exchangeable securities that are equal to the number or amount thereof they would have received had they exercised all of their Warrants for Common Stock immediately prior to the record date for such Without Consideration Issuance.

         "Exercise Price" shall have the meaning assigned to such term in the form of Warrant Certificate attached as Annex 1 hereto.

         "Expiration Date" shall have the meaning assigned to such term in the form of the Warrant Certificate attached as Annex 1 hereto.

         "GAAP" shall mean generally accepted accounting principles,

consistently applied throughout the specified period.

         "Governmental Authority" shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court,

central bank or other entity exercising executive, legislative, judicial,

taxing, regulatory, monetary or administrative powers or functions of or pertaining to government.

         "Holder" shall have the meaning assigned to such term in Section

5.03(c).

         "include" and "including" shall be construed as if followed by the phrase "without being limited to".

         "Issuer" shall have the meaning assigned to such term in the preamble of this Agreement.

         "Issue Date" shall mean December 19, 2000.

         "Merger" shall mean the merger of PowerBrief with and into the Issuer pursuant to the Merger Agreement.

         "Merger Agreement" shall mean that certain Agreement and Plan of Merger dated September 15, 2000 between the Issuer and PowerBrief, as amended, and as the same may be amended from time to time.

         "Merger Warrants" shall mean the Issuer's Series A Warrants and Series

B Warrants to be issued to the stockholders and warrant holders of PowerBrief in the Merger pursuant to the Merger Agreement.

         "Person" shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental

Authority or other entity.

         "PowerBrief" shall mean PowerBrief, Inc., a Delaware corporation.

         "Record Date" shall have the meaning assigned to such term in the recitals of this Agreement.

         "Record Shareholders" shall have the meaning assigned to such term in the recitals of this Agreement.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Stock Unit" shall mean one-half (1/2) of a share of Common Stock, as such Common Stock is constituted on the date hereof, and thereafter shall mean such number of shares (including any fractional shares) of Common Stock and other securities, cash or other property as shall result from the adjustments specified in Section 6.

         "Transfer Restricted Securities" shall mean Warrants issued as a dividend on Common Stock that constitutes "restricted securities" as defined under Rule 144 promulgated under the Securities Act.

         "Warrant Agent" shall have the meaning assigned to such term in the preamble of this Agreement.

         "Warrant Certificates" shall have the meaning assigned such term in

Section 3.01.

         "Warrant Stock" shall mean all shares of Common Stock issuable from time to time upon exercise of a Warrant.

         "Warrants" shall mean the Warrants issued by the Issuer pursuant to this Agreement, each evidencing a right to purchase one Stock Unit, and all

Warrants issued upon transfer, division or combination of, or in substitution for, any thereof.

         "Whole Unit" shall mean the aggregate of Stock Units, or portion thereof, constituting one (1) share of Common Stock.

         1.02. Accounting Terms and Determinations. Except as otherwise may be expressly provided herein, all accounting terms used herein shall be interpreted in accordance with GAAP. All calculations made for the purposes of determining compliance with the terms of this Agreement shall (except as otherwise may be expressly provided herein) be made by application of GAAP.

         SECTION 2. Appointment of Warrant Agent.

         2.01. Appointment of Warrant Agent. The Issuer hereby appoints the

Warrant Agent to act as agent for the Issuer in accordance with the instructions set forth hereinafter in this Agreement, and the Warrant Agent hereby accepts such appointment.

         SECTION 3. Issuance of Warrants.

         3.01. Warrant Certificates. Upon request a Holder may receive from the

Warrant Agent a certificate evidencing its Warrants (the "Warrant

Certificates"), substantially in the form of Annex 1 as set forth in Section 5 below.

         3.02. Registration and Countersignature. The Warrant Agent, on behalf of the Issuer, shall number and register the Warrant Certificates in a register as they are issued by the Issuer.

         Warrant Certificates shall be manually countersigned by the Warrant

Agent and shall not be valid for any purpose unless so countersigned. The

Warrant Agent shall, upon written instructions of the Chairman of the Board, the

President, the Chief Financial Officer, any Vice President, the Treasurer, or

the Secretary of the Issuer, initially countersign, issue and deliver to each

Record Shareholder one Warrant to purchase one Stock Unit for each share of

Common Stock that such Record Shareholder owned on the Record Date.

         The Issuer and the Warrant Agent may deem and treat the Holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and neither the Issuer nor the Warrant Agent shall be affected by any notice to the contrary.

         SECTION 4. Execution of Warrant Certificates. The Warrant Certificates

to be delivered pursuant hereto shall be signed on behalf of the Issuer by its

Chairman of the Board, President, Chief Executive Officer, Chief Financial

Officer, any Vice President, Secretary, an Assistant Secretary, Treasurer or an

Assistant Treasurer. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the

Board, President, Chief Executive Officer, Chief Financial Officer, any Vice

President, Secretary, an Assistant Secretary, Treasurer or an Assistant

Treasurer and may be imprinted or otherwise reproduced on the Warrant

Certificates and for that purpose the Issuer may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President,

Chief Executive Officer, Chief Financial Officer, any Vice President, Secretary,

an Assistant Secretary, Treasurer or an Assistant Treasurer, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of such person shall have ceased to hold such office.

         In case any officer of the Issuer who shall have signed any of the

Warrant Certificates shall cease to be such officer before the Warrant

Certificates so signed shall have been countersigned by the Warrant Agent, or disposed of by the Issuer, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Issuer; and any Warrant Certificate may be signed on behalf of the Issuer by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Issuer to sign such

Warrant Certificate, although at the date of the execution of this Agreement any such person was not such officer.

         Warrant Certificates shall be dated the date of countersignature.

         SECTION 5. Registration of Transfers and Exchanges.

         5.01. Transfer and Exchange of Warrants.

         When Warrant Certificates are presented to the Warrant Agent with a request:

                  (a) to register the transfer of the Warrants represented by such Warrant Certificates; or

                  (b) to exchange such Warrant Certificates for Warrant

Certificates representing an equal number of Warrants of other authorized denominations, the Warrant Agent shall register the transfer or make the exchange as requested; provided, however, that the Warrant Certificates presented or surrendered for registration of transfer or exchange:

                           (x) shall be duly endorsed or accompanied by a

                  written instruction of transfer in form satisfactory to the

                  Warrant Agent, duly executed by the Holder thereof or by his attorney, duly authorized in writing; and

                           (y) in the case of Transfer Restricted Securities,

                  such request shall be accompanied by the following additional information and documents, as applicable:

                                    (i) if such Transfer Restricted Security is

                           being transferred (1) pursuant to an exemption from

                           registration in accordance with Rule 144 under the

                           Securities Act (and based on an opinion of counsel if

                           the Issuer so requests) or (2) pursuant to an

                           effective registration statement under the Securities

                           Act, a certification to that effect (in substantially

                           the form of Annex 2 hereto); or

                                    (ii) if such Transfer Restricted Security is

                           being transferred in reliance on another exemption

                           from the registration requirements of the Securities

                           Act (and based on an opinion of counsel if the Issuer

                           so requests), a certification to that effect (in

                           substantially the form of Annex 2 hereto).

         5.02. Legends.

                  (a) Each Warrant Certificate evidencing a Transfer Restricted

Security (and all Warrant Certificates issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

         "THE WARRANTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED

         UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES

         LAWS. THE WARRANTS MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED,

         TRANSFERRED, OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES

         EVIDENCE SATISFACTORY TO THE ISSUER WHICH, IN THE DISCRETION OF THE

         ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER

         THAT SUCH OFFER, SALE, PLEDGE, TRANSFER, OR OTHER DISPOSITION WILL NOT

         VIOLATE APPLICABLE FEDERAL OR STATE SECURITIES LAWS."

                  (b) Upon any sale or transfer of a Transfer Restricted

Security pursuant to an effective registration statement under the Securities

Act, pursuant to Rule 144 under the Securities Act or pursuant to an opinion of counsel reasonably satisfactory to the Company that no legend is required, the

Warrant Agent shall permit the Holder thereof to exchange the Warrant

Certificate representing such Transfer Restricted Security for a Warrant

Certificate that does not

bear the legend set forth in clause (a) above and rescind any restriction on the transfer of such Transfer Restricted Securities.

         5.03. Obligations with Respect to Transfers and Exchanges of Warrants.

                  (a) To permit registrations of transfers and exchanges, the

Issuer shall execute and the Warrant Agent is hereby authorized to countersign,

in accordance with the provisions of Sections 3 and 4, Warrant Certificates as required pursuant to the provisions of this Section 5.

                  (b) All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Issuer, entitled to the same benefits under this Agreement as the Warrant

Certificates surrendered upon such registration of transfer or exchange.

                  (c) Prior to due presentment for registration of transfer or exchange of any Warrant Certificate, the Warrant Agent and the Issuer may deem and treat the Person in whose name any Warrant Certificate is registered (the

"Holder") as the absolute owner of the Warrants represented by such Warrant

Certificate and neither the Warrant Agent, nor the Issuer shall be affected by notice to the contrary.

                  (d) No service charge shall be made to a Holder for any

registration, transfer or exchange.

         SECTION 6. Adjustments.

         6.01. Dividends, Distributions and Purchases.

                  (a) If the Issuer shall pay or distribute during any calendar quarter any cash dividend to holders of its Common Stock in excess of 0.75 % of the market price of its Common Stock immediately prior to the declaration of such dividend, then the aggregate Exercise Price for a Whole Unit, and proportionately a Stock Unit, shall be adjusted downward by the per share amount of such dividend; and

                  (b) If at any time the Issuer shall pay any dividend or make any other distribution to holders of its Common Stock of any evidence of indebtedness or other property of any nature whatsoever (other than as provided in Sections 6.01(a), 6.02, 6.03(i)(A) and 6.04(i)(A) (which such Section 6.04

(i)(A) shall include any dividend by the Issuer of rights to purchase its equity securities)), the Issuer shall at the same time pay or distribute to each Holder of Warrants that is by their terms then exercisable (whether or not such Holder exercises such Warrants) the evidence of indebtedness or other property such

Holder would have been entitled to receive if such Holder had exercised such

Warrants immediately prior to the record date for such dividend or distribution.

         6.02. Subdivisions and Combinations. If at any time the Issuer shall:

                  (a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution of Common

Stock;

                  (b) subdivide, split or reclassify its outstanding shares of

Common Stock into a larger number of shares of Common Stock; or

                  (c) combine its outstanding shares of Common Stock into a

smaller number of shares of Common Stock;

then immediately after the occurrence of any such event the number of shares of

Warrant Stock comprising a Stock Unit shall be adjusted so that each Holder would receive upon exercise of its Warrants the number of shares of Warrant

Stock that such Holder would have been entitled to receive if such Holder had exercised its Warrants immediately prior to the occurrence of such event.

         6.03. Issuance of Common Stock. In case at any time the Issuer (i)(A)

shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase shares of any class or series of

Common Stock or (B) shall otherwise sell or issue such securities and (ii) the consideration per share of Common Stock to be paid upon such issuance or subscription is less than aggregate Exercise Price for a Whole Unit on such record date, then the Exercise Price shall be adjusted to be that price determined by dividing (i) an amount equal to the sum of (A) the product of (1)

the number of shares of Common Stock outstanding immediately before such issuance, distribution, subscription or purchase and (2) the then existing aggregate Exercise Price for a Whole Unit plus (B) the aggregate consideration,

if any, received by the Issuer upon such issuance for the total number of shares of Common Stock to be issued, distributed, subscribed for or purchased, by (ii)

the total number of shares of Common Stock outstanding immediately after such issuance, distribution, subscription or purchase; provided, however, this

Section 6.03 shall not apply to the issuance of Excluded Securities.

Aggregate consideration for purposes of this Section 6.03 shall be determined as follows: In case any shares of Common Stock shall be issued or sold for cash,

the consideration received therefor shall be deemed to be the amount payable to the Issuer therefor, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts or, in the case of a private placement thereof, finders' fees or commissions paid or allowed by the

Issuer in connection therewith. In case any shares of Common Stock shall be issued or sold for a consideration other than cash payable to the Issuer, the consideration received therefor shall be deemed to be the fair value of such consideration as determined by the Board, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Issuer in connection therewith. In case any shares of

Common Stock shall be issued in connection with any merger of another corporation into the Issuer, the amount of consideration therefor shall be deemed to be the fair value as determined by the Board of such portion of the assets of such merged corporation as the Board shall determine to be attributable to such shares of Common Stock.

         6.04. Issuance of other Securities, Rights or Obligation. In case at any time the Issuer (i)(A) shall take a record of the holders of its Common

Stock for the purpose of entitling them to subscribe for or purchase options to purchase or rights to subscribe for Common Stock or securities directly or indirectly convertible into or exchangeable for Common Stock (or options or rights with respect to such securities) or (B) shall otherwise issue or sell any such options, rights or securities and (ii) the consideration per share for which Common Stock is deliverable upon exercise of such options or rights or conversion or exchange of such securities (determined by dividing (x) the total amount received or receivable by the Issuer in consideration of the issuance of or subscription for such options, rights or securities, plus the minimum aggregate amount of premiums (if any) payable to the Issuer upon such exercise,

conversion or exchange, by (y) the total maximum number of shares of Common

Stock necessary to effect the exercise, conversion or exchange of all such options, rights or securities) shall be less than the aggregate Exercise Price for a Whole Unit on such record date or sale or issuance date, as the case may be, then the number of shares of Warrant Stock comprising a Stock Unit shall be adjusted to be that number determined by multiplying the number of shares of

Warrant Stock comprising a Stock Unit immediately prior to such date by a fraction (not to be less than one) (i) the numerator of which shall be equal to the product of (A) the total maximum number of shares of Common Stock outstanding after giving effect to the assumed exercise or conversion of all such options, rights or securities and (B) the aggregate Exercise Price for a

Whole Unit determined immediately before such date and (ii) the denominator of which shall be equal to the sum of (A) the product of (1) the number of shares of Common Stock outstanding immediately before such date and (2) the aggregate

Exercise Price for a Whole Unit determined immediately before such date and (B)

the aggregate consideration (determined as set forth in subsection (ii)(x) and

(y) above) for which Common Stock is deliverable upon exercise, conversion or exchange of such options, rights or securities; provided, however, that this

Section 6.04 shall not apply to the issuance of Excluded Securities. Aggregate consideration for purposes of the immediately preceding clause (B) shall be determined as follows: In case any options, rights or convertible or exchangeable securities (or options or rights with respect thereto) shall be issued or sold, or exercisable, convertible or exchangeable for cash, the consideration received therefor shall be deemed to be the amount payable to the

Issuer (determined as set forth in subsection (ii)(x) and (y) above) therefor,

after deduction therefrom of any expense incurred or any underwriting commissions or concessions or discounts or, in the case of a private placement thereof, finders' fees or commissions paid or allowed by the Issuer in connection therewith. In case any such options, rights or securities shall be issued or sold, or exercisable, convertible or exchangeable for a consideration other than cash payable to the Issuer, the consideration received therefor

(determined as set forth in subsection (ii)(x) and (y) above) shall be deemed to be the fair value of such consideration as determined by the Board, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Issuer in connection therewith.

In case any such options, rights or securities shall be issued or sold, or exercisable, convertible or exchangeable in connection with any merger of another corporation into the Issuer, the amount of consideration therefor shall be deemed to be the fair value as determined by the Board of such portion of the assets of such merged corporation as the Board shall determine to be attributable to such options, rights or securities.

         6.05. Superseding Adjustment. If, at any time after any adjustment in the number of shares of Warrant Stock comprising a Stock Unit shall have been made on the basis of the

issuance of any options or rights, or convertible or exchangeable securities (or options or rights with respect to such securities) pursuant to Section 6.04 hereof:

                  (a) the options or rights shall expire prior to exercise or the right to convert or exchange any such securities shall terminate; or

                  (b) the consideration per share for which shares of Common

Stock are issuable pursuant to the terms of such options or rights or convertible or exchangeable securities shall be increased or decreased, other than under or by reason of provisions designed to protect against dilution;

such previous adjustment shall be rescinded and annulled. Thereupon, a recomputation shall be made of the effect of such options or rights or convertible or exchangeable securities with respect to shares of Common Stock on the basis of

                  (A)      treating the number of shares of Common Stock, if

                           any, theretofore actually issued or issuable pursuant

                           to the previous exercise, conversion or exchange of

                           such options, rights or securities as having been

                           issued on the date or dates of such exercise,

                           conversion or exchange and for the consideration

                           actually received and receivable therefore, and

                  (B)      treating any such options, rights or securities which

                           then remain outstanding as having been granted or

                           issued immediately after the time of such increase or

                           decrease for the consideration per share for which

                           shares of Common Stock are issuable upon exercise,

                           conversion or exchange of such options, rights or

                           securities.

To the extent called for by the foregoing provisions of this Section 6.05 on the basis aforesaid, a new adjustment in the number of shares of Warrant Stock comprising a Stock Unit shall be made, determined using the Exercise Price used at the time of the original determination, which new adjustment shall supersede the previous adjustment so rescinded and annulled. If the exercise, conversion or exchange price provided for in any such option, right or security shall decrease at any time under or by reason of provisions designed to protect against dilution, then in the case of the delivery of shares of Common Stock upon the exercise, conversion or exchange of any such option, right or security,

the Stock Unit purchasable upon the exercise of a Warrant shall forthwith be adjusted in the manner which would have obtained had the adjustment made upon issuance of such option, right or security been made upon the basis of the issuance of (and the aggregate consideration received for) the shares of Common

Stock delivered as aforesaid.

         6.06. Other Provisions Applicable to Adjustments under this Section 6.

The following provisions shall be applicable to the making of adjustments of the number of shares of Warrant Stock comprising a Stock Unit:

                  (a) The sale or other disposition of any issued shares of

Common Stock owned or held by or for the account of the Issuer shall be deemed to be an issuance thereof for purpose of this Section 6.

                  (b) In computing adjustments under this Section 6, fractional interest in Common Stock shall be taken into account to the nearest one-thousandth of a share.

                  (c) If the Issuer shall take a record of the holders of its

Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded, and annulled.

         6.07. Merger, Consolidation or Disposition of Assets. If the Issuer

shall merge or consolidate with another corporation, other than pursuant to the

Merger, or shall sell, transfer or otherwise dispose of all or substantially all of its assets to another corporation and pursuant to the terms of such merger,

consolidation or disposition of assets, cash, shares of common stock or other securities of the successor or acquiring corporation, or property of any nature is to be received by or distributed to the holders of Common Stock of the

Issuer, then each Holder of Warrants that are by their terms then exercisable shall, at such Holder's election, have the right to receive (whether or not such

Holder exercises such Warrants) the amount it would have been entitled to receive if the Holder had exercised such Warrants immediately prior to the occurrence of such merger, consolidation or disposition of assets, net of the

Exercise Price of such Warrants, and shall thereupon be deemed to have exercised such Warrants. In case of any such merger, consolidation or disposition of assets in which the foregoing election is not made, the successor or acquiring corporation (and any affiliate thereof issuing securities) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of the Warrants to be performed and observed by the

Issuer and all of the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the

Board) in order to provide for adjustments of Stock Units which shall be as nearly equivalent as practicable to the adjustments provided for in this

Section. The foregoing provisions shall similarly apply to successive mergers,

consolidations and dispositions of assets.

         6.08. Other Action Affecting Common Stock. If at any time or from time to time the Issuer shall take any action affecting its Common Stock, other than an action described in any of the foregoing subsections of this Section 6 or an action taken in the ordinary course of the Issuer's business and consistent with past practice, then, unless in the reasonable opinion of the Board such action will not have a material adverse effect upon the rights of the Holder of the

Warrants, the terms of the Warrants shall be adjusted in such manner and at such time as the Board shall in good faith determine to be equitable in the circumstances, but no such adjustment shall decrease the number of shares of

Warrant Stock comprising a Stock Unit.

         6.09. Notices of Adjustments. Upon any adjustment of the Exercise Price pursuant to this Section 6, the Issuer shall promptly thereafter (i) cause to be filed with the Warrant Agent a certificate of the chief accounting officer of the Issuer setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of shares of Warrant

Stock (or portion thereof) comprising a Stock Unit and issuable after such adjustment in the Exercise Price, upon exercise of a Warrant and payment of the adjusted Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the registered Holders of the Warrant Certificates at his address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid. The Warrant Agent shall be entitled to rely on the above-referenced officer's certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the number of shares of Common Stock or other stock or property issuable on exercise of the Warrants or the Exercise Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value (or the kind or amount) of any shares of Common Stock or other stock or property which may be issuable on exercise of the Warrants. The Warrant Agent shall not be responsible for any failure of the Issuer to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other common stock or property upon the exercise of any Warrant.

         6.10. Notice of Certain Corporate Action. If the Issuer shall propose

(i) to pay any dividend to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock; (ii) to offer to the holders of its Common Stock rights to subscribe for or to purchase any additional shares of

Common Stock (or options or rights with respect thereto); (iii) to effect any reclassification of its Common Stock; (iv) to otherwise issue any Common Stock or other securities, excluding the issuance, conversion, exercise or exchange of

Excluded Securities; (v) to effect any capital reorganization, excluding the issuance, conversion, exercise or exchange of Excluded Securities; (vi) to effect any consolidation, merger or sale, transfer or other disposition of all or substantially all of its assets; or (vii) to effect the liquidation,

dissolution or winding up of the Issuer, then, in each such case, the Issuer shall cause to be filed with the Warrant Agent and shall cause to be given to each Holder of the Warrant Certificates at such Holder's address appearing on the Warrant register by first-class mail, postage prepaid a notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such dividend, distribution or right offer, or the date on which such reclassification, issuance, reorganization, consolidation, merger,

sale, transfer, disposition, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock, and the number of shares of Warrant Stock which will comprise a Stock Unit after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so mailed in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Common Stock for purposes of such action, and in the case of any other such action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

         SECTION 7. Holder's Rights.

         7.01. Taxes. The Issuer shall pay all taxes (other than Federal, state or local income taxes) which may be payable in connection with the execution and delivery of this Agreement or the issuance of the Warrants and Warrant Stock hereunder or in connection with any modification of this Agreement or the

Warrant and shall hold the Holder harmless without

limitation as to time against any and all liabilities with respect to all such taxes. The obligations of the Issuer under this Section 7.01 shall survive any redemption, repurchase or acquisition of any Warrant or Warrant Stock by the

Issuer, any termination of this Agreement, and any cancellation or termination of any Warrant.

         7.02. Mutilated or Missing Warrant Certificates. In case any of the

Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Issuer may in its discretion issue and the Warrant Agent may countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate,

or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Issuer and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also reasonably satisfactory to them. Applicants for such substitute Warrant

Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Issuer or the Warrant Agent may prescribe.

         SECTION 8. Other Covenants of Issuer.

         8.01. Conflicting Agreements. So long as any of the Warrants shall be outstanding, the Issuer shall not at any time enter into an agreement or other instrument limiting in any manner its ability to perform its obligations under this Agreement or the Warrants, or making such performance or the issuance of

Warrant Stock upon the exercise of any Warrant a default under any such agreement or instrument.

         8.02. Reservation of Shares. The Issuer shall at times that any

Warrants are outstanding, maintain a reserve of a sufficient number of shares of

Warrant Stock for issuance upon the exercise of such Warrants.

         SECTION 9. Warrant Agent.

         9.01. Merger, Consolidation or Change of Name of Warrant Agent. Any

corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor warrant agent under the provisions of

Section 9.03. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed (by first class mail, postage prepaid) to each Holder at such Holder's last address as shown on the register maintained by the Warrant Agent pursuant to this Agreement. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this

Agreement, and in case at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in

the name of the successor to the Warrant Agent; and in all such cases such

Warrant Certificates shall have the full force and effect provided in the

Warrant Certificates and in this Agreement.

         In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the

Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

         9.02. Warrant Agent's Right and Responsibilities. The Warrant Agent

undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Issuer and the Holders of

Warrants, by their acceptance thereof, shall be bound:

                  (a) The statements contained herein and in the Warrant

Certificates shall be taken as statements of the Issuer and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant

Agent assumes no responsibility with respect to the distribution of the Warrant

Certificates except as herein otherwise provided.

                  (b) The Warrant Agent shall not be responsible for any failure of the Issuer to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Issuer.

         The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Issuer) and the Warrant Agent shall incur no liability or responsibility to the Issuer or to any Holder of any Warrant

Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

         The Warrant Agent shall incur no liability or responsibility to the

Issuer or to any Holder of any Warrant Certificate for any action taken in reliance on any Warrant Certificate, certificate of shares, notice, resolution,

waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

         The Issuer agrees to pay to the Warrant Agent such compensation for all services rendered by the Warrant Agent in the execution of this Agreement as the parties shall agree from time to time, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature reasonably incurred by the Warrant Agent in the execution of this

Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of its gross negligence or willful misconduct.

         The Warrant Agent shall be under no obligation to institute any action,

suit or legal proceeding or to take any other action likely to involve expense unless the Issuer or one or more

Holders of Warrant Certificates shall furnish the Warrant Agent with security and indemnity satisfactory to the Warrant Agent for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant

Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the Holders of the Warrants, as their respective rights or interests may appear. No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds.

         The Warrant Agent, and any stockholder, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the

Issuer or become pecuniarily interested in any transaction in which the Issuer may be interested, or contract with or lend money to the Issuer or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement.

Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Issuer or for any other legal entity.

         The Warrant Agent shall act hereunder solely as agent for the Issuer,

and its duties shall be determined solely by the provisions hereof. The Warrant

Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence or willful misconduct.

         The Warrant Agent shall not at any time be under any duty or responsibility to any Holder of any Warrant Certificate to make or cause to be made any adjustment of the Exercise Price or number of the Warrant Shares or other securities or property deliverable as provided in this Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Warrant Shares or other securities will when issued be validly issued and fully paid and nonassessable and makes no representation with respect thereto.

         9.03. Resignation and Removal of Warrant Agent; Appointment of

Successor. No resignation or removal of the Warrant Agent and no appointment of a successor warrant agent shall become effective until the acceptance of appointment by the successor warrant agent as provided herein. The Warrant Agent may resign its duties and be discharged from all further duties and liability hereunder (except liability arising as a result of the Warrant Agent's own gross negligence or willful misconduct) after giving written notice to the Issuer. The

Issuer may remove the Warrant Agent upon written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as aforesaid. The Warrant Agent shall, at the

Issuer's expense, cause to be mailed (by first class mail, postage prepaid) to each Holder of a Warrant at such Holder's last address as shown on the register of the Issuer maintained by the Warrant Agent a copy of said notice of resignation or notice of removal,

as the case may be. Upon such resignation or removal, the Issuer shall appoint in writing a new warrant agent. If the Issuer shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the resigning Warrant Agent or the Holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Issuer or by such a court, shall be a corporation doing business under the laws of the United States or any state thereof, in good standing and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such new warrant agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such warrant agent prior to its appointment, provided that such reports are published at least annually pursuant to law or to the requirements of a federal or state supervising or examining authority. After acceptance in writing of such appointment by the new warrant agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent,

without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance,

conveyance, act or deed, the same shall be done at the expense of the Issuer and shall be legally and validly executed and delivered by the resigning or removed

Warrant Agent. Not later than the effective date of any such appointment, the

Issuer shall give notice thereof to the resigning or removed Warrant Agent.

Failure to give any notice provided for in this Section 9.03, however, or any defect therein, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new warrant agent, as the case may be.

         SECTION 10. Miscellaneous.

         10.01. Notices to Issuer and Warrant Agent. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the

Holder of any Warrant Certificate to or on the Issuer shall be sufficiently given or made when and if deposited in the mail, first class or registered,

postage prepaid, addressed (until another address is filed in writing by the

Issuer with the Warrant Agent), as follows:

                           Integrated Orthopedics, Inc.

                           5858 Westheimer, Suite 500

                           Houston, Texas 77057

                           Attention: Chief Executive Officer

                           Telecopy:  (713) 526-4600

                           Telephone: (713) 586-4790

         In case the Issuer shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the principal office of the Warrant Agent.

         Any notice pursuant to this Agreement to be given by the Issuer or by the Holder(s) of any Warrant Certificate to the Warrant Agent shall be sufficiently given when and if deposited in the mail, first-class or registered,

postage prepaid, addressed (until another address is filed in writing by the

Warrant Agent with the Issuer) to the Warrant Agent as follows:

                           Continental Stock Transfer & Trust Company

                           2 Broadway

                           New York, New York 10004

                           Telecopy:      (212) 509-5150

                           Telephone:     (212) 509-4000

                           Attention:     Compliance Department

         10.02. Supplements and Amendments. The Issuer and the Warrant Agent may

from time to time supplement or amend this Agreement without the approval of any

Holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Issuer and the Warrant Agent may deem necessary or desirable and which shall not in any way adversely affect the interests of the Holders of Warrant Certificates. Any amendment or supplement to this Agreement that has a material adverse effect on the interests of Holders shall require the written consent of Holders representing a majority of the then outstanding Warrants. The consent of each Holder of a Warrant affected shall be required for any amendment pursuant to which the Exercise

Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided for in Section 6 hereof or amendments to Section 6 which can be made by the written consent of Holders representing a majority of the then outstanding

Warrants). The Warrant Agent shall be entitled to receive and, subject to

Section 9.02, shall be fully protected in relying upon, an officers' certificate and opinion of counsel as conclusive evidence that any such amendment or supplement is authorized or permitted hereunder, that it is not inconsistent herewith, and that it will be valid and binding upon the Issuer in accordance with its terms.

         10.03. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Issuer or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         10.04. Termination. This Agreement (other than any party's obligations with respect to Warrants previously exercised and with respect to indemnification under Section 9.02) shall terminate at 5:00 p.m., New York City time on the Expiration Date.

         10.05. Governing Law. THIS AGREEMENT AND EACH WARRANT CERTIFICATE

ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE

STATE OF TEXAS AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE

INTERNAL LAWS OF SAID STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS

PROVISIONS THEREOF.

         10.06. Benefits of This Agreement.

                  (a) Nothing in this Agreement shall be construed to give to any Person other than the Issuer, the Warrant Agent and the Holders of the

Warrant Certificates any legal or equitable right, remedy or claim under this

Agreement; but this Agreement shall be for the sole and exclusive benefit of the

Issuer, the Warrant Agent and the Holders of the Warrant Certificates.

                  (b) Prior to the exercise of the Warrants, no Holder of a

Warrant Certificate, as such, shall be entitled to any rights of a stockholder of the Issuer, including, without limitation, the right to receive dividends or subscription rights, the right to vote, to consent, to exercise any preemptive right, to receive any notice of meetings of stockholders for the election of directors of the Issuer or any other matter or to receive any notice of any proceedings of the Issuer, except as may be specifically provided for herein.

The Holders of the Warrants are not entitled to share in the assets of the

Issuer in the event of the liquidation, dissolution or winding up of the

Issuer's affairs.

                  (c) All rights of action in respect of this Agreement are

vested in the Holders of the Warrants, and any Holder of any Warrant, without the consent of the Warrant Agent or the Holder of any other Warrant, may, on such Holder's own behalf and for such Holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Issuer suitable to enforce, or otherwise in respect of, such Holder's rights hereunder,

including the right to exercise, exchange or surrender for purchase such

Holder's Warrants in the manner provided in this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have duly executed this Warrant

Agreement as of the date first above written.

                                     ISSUER:

                                     INTEGRATED ORTHOPAEDICS, INC.

                                     By:

                                         ----------------------------------------

                                     Name:

                                           --------------------------------------

                                     Title:

                                           -------------------------------------

                                     WARRANT AGENT:

                                     CONTINENTAL STOCK TRANSFER & TRUST COMPANY

                                     By:

                                         ----------------------------------------

                                     Name:

                                           --------------------------------------

                                     Title:

                                           -------------------------------------

                                                                          Annex 1

                                                                               to

                                                                Warrant Agreement

                          [FORM OF WARRANT CERTIFICATE]

                                     [FACE]

CERTIFICATE NO.                              CUSIP NO. 45868M 13 1

               ----------------

                                              NUMBER OF

                                              WARRANTS:

                                                        -------------------------

                                     WARRANT

                           TO PURCHASE COMMON STOCK OF

                          INTEGRATED ORTHOPAEDICS, INC.

         THIS IS TO CERTIFY THAT _______________ (the "Holder"), is the owner of

____ Warrants, each of which represents a right to purchase one (1) Stock Unit at the appropriate portion of the Exercise Price (as defined below), in whole or in part, from time to time from Integrated Orthopaedics, Inc., a Texas corporation (the "Issuer"), at any time of any Business Day on and after either one year after the date of the merger of PowerBrief, Inc., a Delaware corporation ("PowerBrief"), with and into the Issuer (the "PowerBrief Merger"),

or the date of termination of the Agreement and Plan of Merger dated September

15, 2000 between PowerBrief and the Issuer, as amended from time to time,

governing the PowerBrief Merger (such date of the effective time of the

PowerBrief Merger or the termination date being the "Benchmark Date"), other than each period commencing one calendar day prior to the end of a fiscal quarter and extending through the announcement of the Issuer's operating results for such fiscal quarter, but not later than 5:00 p.m., New York City time, on the Expiration Date (as defined below), subject to the terms and conditions hereinbelow; provided, however, that no Holder shall be entitled to exercise such Holder's Warrants at any time, unless, at the time of exercise, (i) a registration statement under the Securities Act relating to the Warrant Stock has been filed with, and declared effective by, the Commission, and no stop order suspending the effectiveness of such registration statement has been issued by the Commission, provided that such registration statement complies with all applicable laws, including, all rules and regulations of the Commission at the time of exercise or (ii) the issuance of Warrant Stock is permitted pursuant to an exemption from the registration requirements of the Securities

Act. "Exercise Price" per Whole Unit shall mean 1.25 times the lesser of (i) (A)

$0.2963, if the PowerBrief Merger does not occur, or (B) if the PowerBrief

Merger does occur, $0.2963 multiplied by the number of shares of Common Stock combined to obtain one share of Common Stock in the reverse stock split occurring in the PowerBrief Merger, and (ii) the lowest average closing price of the Common Stock over any consecutive 20 calendar days during the 90 calendar days after the Benchmark Date, provided that if the amount in clause (ii) cannot be determined by a publication by the

AMEX or the National Quotations Bureau LLP, the lowest average closing price for such period shall be determined in good faith by the Board of Directors. A corresponding and proportionate adjustment in the Exercise Price for a Whole

Unit shall be made each time an adjustment is made pursuant to Section 6 of the

Warrant Agreement in the number of Stock Units that make up a Whole Unit, except an adjustment made pursuant to Section 6 as a result of the PowerBrief Merger.

Within 120 days after the Benchmark Date, the Issuer shall cause to be filed with the Warrant Agent and shall cause to be mailed to the Holder of this

Warrant Certificate at such Holder's address appearing on the Warrant Register by first class mail, postage prepaid a notice setting forth the Exercise Price as determined 90 days after the Benchmark Date. "Expiration Date" shall mean the fifth anniversary of the Benchmark Date; provided, however, that the Issuer shall cause to be filed with the Warrant Agent and shall cause to be mailed the

Holder of this Warrant Certificate at such Holder's address appearing on the

Warrant Register by first class mail, postage prepaid at least ten days before the Expiration Date (but no more than 30 days before the Expiration Date) a written notice that his Warrants are subject to this expiration provision;

provided further that if no such notice is provided as contemplated by the immediately preceding proviso, the Expiration Date shall mean the date which is ten days after such notice is mailed.

         This Warrant Certificate is issued under and in accordance with a

Warrant Agreement dated December 19, 2000 (the "Warrant Agreement"), between the

Issuer and Continental Stock Transfer & Trust Company, as Warrant Agent, and is

subject to the Articles of Incorporation and Bylaws of the Issuer and to the

terms and provisions contained therein, all of which terms and provisions the

Holder of this Warrant Certificate consents to by acceptance hereof. The terms of the Warrant Agreement are hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Issuer and the Holders of the Warrants. The summary of the terms of the Warrant Agreement contained in this Warrant Certificate is qualified in its entirety by express reference to the Warrant Agreement. All terms used in this Warrant Certificate that are defined in the Warrant Agreement shall have the meanings assigned to them in such agreement.

         Notwithstanding any other provision herein, except the requirement that the Warrant Stock is registered under the Securities Act or that the issuance thereof is exempted from the registration requirements of the Act, upon a Change of Control (as defined below), other than as a result of the consummation of the

PowerBrief Merger, the Warrants shall immediately become exercisable, in whole or in part, from time to time, at any time prior to the Expiration Date. "Change of Control" is defined as (i) the acquisition by another person or group of persons of 35% or more of the outstanding shares of Common Stock of the Issuer,

(ii) a majority change in the Board of Directors over a twelve-month period,

(iii) a merger, consolidation, or other similar transaction with another entity in which the Issuer is not the surviving entity or in which the Issuer's shareholders do not own a majority of the shares in the combined entity or (iv)

a sale of all or substantially all of the Issuer's assets.

         A Warrant may be exercised upon surrender hereof at the principal office of the Warrant Agent with the form of exercise on the reverse hereto (the

"Exercise Notice") duly completed and signed and upon payment to the Exercise

Price as adjusted as herein provided for each of share of Warrant Stock in respect of which such Warrant is then exercised.

         This Exercise Price shall be payable (a) by Federal wire transfer to the account designated by the Issuer or by certified or official bank check payable to the order of the Issuer or (b) by presentment of Warrants to the

Issuer for cancellation in accordance with the following formula: in exchange for each share of Warrant Stock issuable on exercise of each Warrant represented by this Warrant Certificate that is being exercised, the Holder shall receive such number of shares of Warrant Stock as is equal to the product of (i) the number of shares of Warrant Stock issuable upon exercise of the Warrants being exercised at such time multiplied by (ii) a fraction, the numerator of which is the fair market value per share of Warrant Stock at such time minus the Exercise

Price per share of Warrant Stock at such time, and the denominator of which is the fair market value per share of Warrant Stock at such time. The fair market value of Warrant Stock shall be the fair market value as confirmed in writing to the Warrant Agent by the Issuer. Upon receipt hereof, the Issuer shall, as promptly as practicable, execute or cause to be executed and deliver or cause to be delivered to the Holder a certificate or certificates representing the aggregate number of shares of Warrant Stock and other securities issuable upon such exercise and any other property to which such Holder is entitled.

         This Warrant Certificate and all rights hereunder are transferable by the registered Holder hereof, in whole or in part, on the register of the Issuer maintained by the Warrant Agent for such purpose at the Warrant Agent's office in New York, New York, upon surrender of this Warrant Certificate duly endorsed,

or accompanied by a written instrument of transfer in form satisfactory to the

Issuer and the Warrant Agent duly executed, with signatures guaranteed as specified in the attached Form of Assignment, by the registered Holder hereof or such Holder's attorney duly authorized in writing and by such other documentation required pursuant to the Warrant Agreement and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer.

Upon any partial transfer, the Issuer will sign and issue and the Warrant Agent will countersign and deliver to such Holder a new Warrant Certificate or

Certificates with respect to any portion not so transferred. Each taker and

Holder of this Warrant Certificate, by taking and holding the same, consents and agrees that prior to the registration of transfer as provided in the Warrant

Agreement, the Issuer and the Warrant Agent may treat the Person in whose name the Warrants are registered as the absolute owner hereof for any purpose and as the Person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding. Accordingly, the Issuer and/or the Warrant Agent shall not, except as ordered by a court of competent jurisdiction as required by law,

be bound to recognize any equitable or other claim to or interest in the

Warrants on the part of any Person other than such registered Holder, whether or not it shall have express or other notice thereof.

         This Warrant Certificate may be exchanged at the office of the Warrant

Agent maintained for such purpose in New York, New York, for Warrant

Certificates

representing the same aggregate number of Warrants, each new Warrant Certificate to represent such number of Warrants as the Holder hereof shall designate at the time of such exchange.

         Prior to the exercise of the Warrants represented hereby, the Holder of this Warrant Certificate, as such, shall not be entitled to any rights of a shareholder of the Issuer, including, without limitation, the right to vote or to consent to any action of the shareholders, to receive any distributions, to exercise any preemptive right or to receive any notice of meetings of shareholders, and shall not be entitled to receive any notice of any proceedings of the Issuer except as provided in the Warrant Agreement.

         The Issuer shall not be required to issue a fractional amount of

Warrant Stock upon exercise of Warrants. As to any fraction of a share of

Warrant Stock which the Holder would otherwise be entitled to purchase upon such exercise the Issuer shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the fair market value per share of Warrant Stock on the date of exercise. The fair market value of Warrant

Stock shall be the fair market value as confirmed in writing to the Warrant

Agent by the Issuer.

         This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.

                                           INTEGRATED ORTHOPAEDICS, INC.

                                           By:

                                                 --------------------------------

                                           Name:

                                                 --------------------------------

                                           Title:

                                                 --------------------------------

Dated:

Countersigned:

CONTINENTAL STOCK TRANSFER

  AND TRUST COMPANY,

as Warrant Agent

By:

      -------------------------

      Authorized Officer

                                                                          Annex 1

                                                                               to

                                                                Warrant Agreement

                             FORM OF EXERCISE NOTICE

                 (To be executed only upon exercise of Warrant)

To:      Continental Stock Transfer & Trust Company,

              as Warrant Agent

         2 Broadway

         New York, New York 10004

         Attention:  Compliance Department

         The undersigned irrevocably exercises _________ Warrants and herewith makes payment of $ _________ (such payment being by Federal wire transfer to the account designated by Integrated Orthopedics, Inc. or by certified or official bank check payable to the order or at the direction of Integrated Orthopedics,

Inc.), or exercise its right to receive shares of Warrant Stock without payment of the Exercise Price in cash on the terms and conditions specified in this

Warrant Certificate and in the Warrant Agreement and surrenders this Warrant

Certificate and all right, title and interest therein to and directs that the

Common Stock, par value $0.001 per share, of Integrated Orthopedics, Inc.

deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

    Dated:

          --------------

                                    -------------------- -----------------------

                                    (Signature of Owner)

                                    -------------------- -----------------------

                                    (Street Address)

                                    -------------------- -----------------------

                                       (City)           (State)       (Zip Code)

Securities and/or check or other property to be issued or delivered to:

Please insert social security or identifying number:

                                                      --------------------------

Name:

     -------------------------------------------

Street Address:

               ---------------------------------

City, State and Zip Code:

                         -----------------------

                                  FORM OF ASSIGNMENT

         In consideration of monies or other valuable consideration received from the Assignee(s) named below, the undersigned registered Holder of this

Warrant Certificate hereby sells, assigns, and transfers unto the Assignee(s)

named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by this Warrant Certificate not being assigned hereby) all of the right of the undersigned under this Warrant Certificate, with respect to the number of Warrants set forth below:

Name(s) of Assignee(s):

                        ----------------------------------

Address:

         -------------------------------------------------

No. of Warrants:

                 -----------------------------------------

Please insert social security or other identifying number of assignee(s):

and does hereby irrevocably constitute and appoint _________________________ the undersigned's attorney to make such transfer on the books of___________________

maintained for the purposes, with full power of substitution in the premises.

Dated:

       -----------------------------

                                -----------------------------------------------

                                (Signature of Owner)

                                -----------------------------------------------

                                (Street Address)

                                -----------------------------------------------

                                (City)             (State)           (Zip Code)

                                Signature Guaranteed By:

                                ------------------------------------------------

                                 Signatures must be guaranteed by an "eligible

                                 guarantor institution" meeting the requirements

                                 of the Warrant Agent, which requirements

                                 include membership or participation in the

                                 Security Transfer Agent Medallion Program

                                 ("STAMP") or such other "signature guarantee

                                 program" as may be determined by the Warrant

                                 Agent in addition to, or in substitution for,

                                 STAMP, all in accordance with the Securities

                                 Exchange Act of 1934, as amended.

                                                                          ANNEX 2

                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE

                     OR REGISTRATION OF TRANSFER OF WARRANTS

Re: Warrants to Purchase Common Stock (the "WARRANTS") of INTEGRATED

ORTHOPEDICS, INC.

         This Certificate relates to ____ Warrants held in certificated form by

_____________ (the "TRANSFEROR").

         The Transferor has requested the Warrant Agent by written order to exchange or register the transfer of a Warrant or Warrants.

         In connection with such request and in respect of each such Warrant,

the Transferor does hereby certify that Transferor is familiar with the Warrant

Agreement relating to the above captioned Warrants and the restrictions on transfers thereof as provided in Section 5 of such Warrant Agreement, and that:

(i) [ ] Such Warrant is begin transferred pursuant to an effective registration statement under the Securities Act; or

(ii) the transfer of this Warrant does not require registration under the

Securities Act of 1933, as amended (the "SECURITIES ACT") because:

         [ ] Such Warrant is being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act; or

         [ ] Such Warrant is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144 under the Securities Act.

An opinion of counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate.

                                                      ---------------------------

                                                      [INSERT NAME OF TRANSFEROR]

                                                      By:

                                                         ------------------------

Date:

     ----------------------